

<ARTICLE>                     5
<LEGEND>
This schedule contains summary information extracted from the consolidated financial statements included in the registrant's Annual Report on Form 10-K of which this schedule is an exhibit thereto and is qualified in its entirety by reference to such consolidated financial statements.
</LEGEND>

<PERIOD-TYPE>                         12-MOS             12-MOS
<FISCAL-YEAR-END>                DEC-31-1996        DEC-31-1997
<PERIOD-END>                     DEC-31-1996        DEC-31-1997
<CASH>                                     0                  0
<SECURITIES>                               0                  0
<RECEIVABLES>                      6,715,000          9,275,000
<ALLOWANCES>                         428,000          2,697,000
<INVENTORY>                        6,437,000          3,494,000
<CURRENT-ASSETS>                  15,625,000         10,977,000
<PP&E>                               192,000            384,000
<DEPRECIATION>                        36,000             98,000
<TOTAL-ASSETS>                    16,025,000         11,414,000
<CURRENT-LIABILITIES>              7,216,000          7,381,000
<BONDS>                                    0                  0
<PREFERRED-MANDATORY>                      0                  0
<PREFERRED>                                0                  0
<COMMON>                              42,000             44,000
<OTHER-SE>                         8,767,000          3,989,000
<TOTAL-LIABILITY-AND-EQUITY>      16,025,000         11,414,000
<SALES>                           81,225,000         81,401,000
<TOTAL-REVENUES>                  81,225,000         81,401,000
<CGS>                             77,555,000         77,862,000
<TOTAL-COSTS>                     77,555,000         77,862,000
<OTHER-EXPENSES>                           0          1,300,000
<LOSS-PROVISION>                           0                  0
<INTEREST-EXPENSE>                   431,000                  0
<INCOME-PRETAX>                      531,000         (5,782,000)
<INCOME-TAX>                        (308,000)           334,000
<INCOME-CONTINUING>                  839,000         (6,116,000)
<DISCONTINUED>                             0                  0
<EXTRAORDINARY>                            0                  0
<CHANGES>                                  0                  0
<NET-INCOME>                         839,000         (6,116,000)
<EPS-PRIMARY>                              0 <F1>         (1.37)
<EPS-DILUTED>                              0 <F1>         (1.37)

<F1> Historical EPS is not presented as the Company was an S corporation for substantially the entire period presented. After giving effect to income taxes pro forma basic earnings per share for the year ended December 31, 1996 was $0.15 and pro forma diluted earnings per share was $0.15.

